Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 18, 2012, among Ameristar Lake Charles Holdings, LLC, a Louisiana limited liability company (the “Ameristar Lake Charles”), a subsidiary of Ameristar Casinos, Inc., a Nevada corporation (the “Company”), Creative Casinos of Louisiana, L.L.C., a Louisiana limited liability company (“Creative Casinos”; and together with Ameristar Lake Charles, the “Guarantying Subsidiaries”), a subsidiary of Ameristar Lake Charles, the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB) as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 14, 2011, and as supplemented prior to the date hereof, providing for the issuance of 7.50% Senior Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantying Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTY. The Guarantying Subsidiaries hereby agree to provide, and do hereby provide, an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof (which is hereby incorporated by reference).
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of either of the Guarantying Subsidiaries (or of any stockholder of the Company), as such, shall have any liability for any obligations of the Company or such Guarantying Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantying Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: July 18, 2012
CREATIVE CASINOS OF LOUISIANA, L.L.C.
By: Ameristar Lake Charles Holdings, LLC,    Its: Sole Member
By:    /s/ Peter C. Walsh
Name: Peter C. Walsh
Title: Manager

AMERISTAR LAKE CHARLES HOLDINGS, LLC
By:    /s/ Peter C. Walsh
Name: Peter C. Walsh
Title: Manager

AMERISTAR CASINOS, INC.
By:    /s/ Peter C. Walsh
Name: Peter C. Walsh
Title: Senior Vice President and General Counsel

CACTUS PETE'S, INC.
AMERISTAR CASINO VICKSBURG, INC.
AMERISTAR CASINO COUNCIL BLUFFS, INC.
AMERISTAR CASINO LAS VEGAS, INC.
AMERISTAR CASINOS FINANCING CORP.
AMERISTAR CASINO ST. LOUIS, INC.
AMERISTAR CASINO KANSAS CITY, INC.
AMERISTAR CASINO ST. CHARLES, INC.
AMERISTAR CASINO BLACK HAWK, INC.
AMERISTAR EAST CHICAGO HOLDINGS, LLC
AMERISTAR CASINO EAST CHICAGO, LLC
AMERISTAR CASINO SPRINGFIELD, LLC
By:    /s/ Peter C. Walsh
Name: Peter C. Walsh
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:    /s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President